Exhibit 99.1

Simulations Plus
Integrating Science and Software

For Further Information:
Simulations Plus, Inc.
42505 10th Street West
Lancaster, CA 93534-7059

CONTACT:
Investor Relations
Ms. Renée Bouché
Simulations Plus, Inc.
661.723.7723
info@simulations-plus.com

For Immediate Release:
June 20, 2006

Simulations Plus Reports Preliminary Results for Third Fiscal Quarter

Company CEO to Present at Wall Street Reporter Small-Cap Discovery Conference

LANCASTER, CA, June 20, 2006 - Simulations Plus, Inc. (AMEX: SLP), a leading provider of simulation and modeling software for pharmaceutical discovery and development, today reported preliminary financial results for the third fiscal quarter of its 2006 fiscal year ended May 31, 2006, and announced that the company’s CEO will be presenting at the Wall Street Reporter Small-Cap Discovery Conference in New York on Wednesday, June 21, 2006.

Ms. Momoko Beran, chief financial officer of Simulations Plus, stated: “Consolidated revenues for the third quarter were $1,789,000, an increase of 25.6% from $1,424,000 in the third quarter of fiscal year 2005. This is not only a new record for third quarter revenues, but is a record for all quarters when multi-year licenses are recognized ratably (year-by-year rather than up front). Revenues from pharmaceutical software and services were $1,097,000, an increase of 65.7% from $662,000 in the third quarter of fiscal year 2005. Revenues for our Words+ subsidiary decreased 9.2% to $692,000 from $762,000 in the third quarter of fiscal year 2005. Final earnings will not be known until we complete the auditors’ review and tax calculations, but we estimate at this time that earnings for the quarter should be in the range of $0.07-0.11 per share.

“For the first nine months, revenues were $4,089,000, an increase of 16.1% over $3,523,000 for the first nine months of fiscal year 2005. Sales of pharmaceutical software licenses and services in the first nine months were $2,179,000, an increase of 36.5% over $1,596,000 in the first nine months of fiscal year 2005. Words+ sales were $1,910,000, a decrease of 0.8% from $1,926,000 in the previous fiscal year. Again, earnings will not be known for a few more weeks, but we estimate that earnings for the first nine months will be in the range of $0.08-0.12 per share. Cash flow is good and our cash and equivalents at the end of the third quarter exceeded $1 million. The Company remains debt-free.”

Walt Woltosz, chairman and chief executive officer of Simulations Plus, noted: “Although it is no longer our practice to provide preliminary results, our decision to do so at this time was due to our participation in Wall Street Reporter’s Small-Cap Discovery Conference and, clearly, we’re very pleased with these preliminary results. In my travels I have been receiving very positive feedback from both large and small customers, with a number of them indicating they plan to increase their number of software licenses and obtain training for additional scientists. The pharmaceutical industry seems to be adopting simulation and modeling software at an accelerating rate. The recent move by Novartis in setting up a separate Simulation and Modeling Department headed by a vice president demonstrates the growing recognition of higher level industry management of the importance of these technologies.”

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About Simulations Plus, Inc.

Simulations Plus, Inc. is a premier developer of groundbreaking drug discovery and development simulation software, which is licensed to and used in the conduct of drug research by major pharmaceutical and biotechnology companies worldwide. We have two other businesses that are based on our proprietary technologies: a wholly owned subsidiary, Words+, Inc., which provides assistive technologies to persons with disabilities; and an educational software series for science students in middle and high schools known as FutureLab™. For more information, visit our Web site at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the Securities and Exchange Commission.

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